UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2011

THE PRINCETON REVIEW, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street, Suite 550

Framingham, Massachusetts 01701

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (508) 663-5050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 22, 2011, The Princeton Review, Inc. (the “Company”) informed The Nasdaq Stock Market LLC (“NASDAQ”) that, as a result of the previously disclosed resignation of Robert E. Evanson from the Company’s Board of Directors and, in particular, from his position on the Audit Committee, the Company is no longer in compliance with NASDAQ Listing Rule 5605(c)(2)(A), which requires that the Audit Committee be composed of at least three independent directors. As a result of Mr. Evanson’s resignation, the Audit Committee is currently comprised of only two members, both of whom are independent. The Company intends to fill the vacancy on the Audit Committee created by Mr. Evanson’s resignation within the cure period provided for in NASDAQ Listing Rule 5605(c)(4)(B).

On June 24, 2011, the Company received a notice from NASDAQ acknowledging that the Company no longer complies with NASDAQ Listing Rule 5605(c)(2)(A) and confirming the Company’s opportunity to cure as provided for in NASDAQ Listing Rule 5605(c)(4)(B).

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on June 21, 2011. At the Annual Meeting, the Company’s stockholders (1) elected David Lowenstein to serve as a Class I director until the 2014 Annual Meeting of Stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal, (2) ratified the Company’s selection of PricewaterhouseCoopers LLP as its independent registered public accounting firm for the 2011 fiscal year; (3) approved the compensation of the Company’s named executive officers through an advisory vote; and (4) approved the frequency of the shareholder vote to approve the compensation of the Company’s named executive officers through an advisory vote.

Proxies for the 2011 Annual Meeting were solicited by the Company’s Board of Directors pursuant to Section 14(a) of the Securities Exchange Act, and there were no solicitations in opposition to the Board’s solicitation. There were 79,684,375 shares of the Company’s common stock (including common stock issuable upon the conversion of the Company’s preferred stock) entitled to vote at the Annual Meeting and a total of 63,729,656 shares of common stock (including common stock issuable upon the conversion of the Company’s preferred stock) were represented at the Annual Meeting in person or by proxy. The final voting results, consisting of the number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon, are set forth below.

Proposal 1. Election of Directors

Based on the proxies previously submitted and any ballots received at the Annual Meeting, the nominated Class I director that stood for reelection was elected to the Board of Directors and will serve as a director until the 2014 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal. Below is the tabulation of votes for the nominee:

Director Nominee	For	Withheld	Broker Non- Vote
David Lowenstein	26,387,735	13,357,494	23,984,427

Proposal 2. Ratification of Selection of Independent Auditors

The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year was ratified. The results of the voting included 63,252,503 votes for, 306,948 votes against, and 170,205 votes abstained.

Proposal 3. Advisory Vote Regarding Compensation of the Company’s Named Executive Officers

The compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation table and narrative discussion, was approved in an advisory vote. The results of the voting included 34,975,790 votes for, 4,722,080 votes against, 47,359 votes abstained and 23,984,427 broker non-votes.

Proposal 4. Advisory Vote Regarding Frequency of the Non-Binding Shareholder Vote to Approve the Compensation of Named Executive Officers

The proposal for every “2 years” for the advisory shareholder vote to approve the compensation of the Company’s named executive officers was approved in an advisory vote. The results of the voting included 9,357,247 votes for every “1 year,” 28,761,850 votes for every “2 years,” 1,590,304 votes for every “3 years,” 35,828 votes abstained and 23,984,427 broker non-votes. In light of the voting results with respect to the frequency of future shareholder advisory votes on executive compensation, the Company has determined that advisory votes on executive compensation will be submitted to shareholders every two years until the next advisory vote on the frequency of shareholder votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRINCETON REVIEW, INC.

Dated: June 27, 2011

/s/ Christian G. Kasper
	Name:	Christian G. Kasper
	Title:	Executive Vice President and Chief Financial Officer